Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-273647) pertaining to the Arbutus Biopharma Corporation 2016 Omnibus Share and Incentive Plan and the Individual Nonqualified Stock Option Award (Inducement Grant) of Arbutus Biopharma Corporation,

2.Registration Statement (Form S-8 No. 333-266527) pertaining to the Arbutus Biopharma Corporation 2016 Omnibus Share and Incentive Plan,

3.Registration Statement (Form S-3 No. 333-260782) pertaining to the offering, issuance and sale of up to (a) $250,000,000 of common shares, preferred shares, warrants, debt securities and units of Arbutus Biopharma Corporation and (b) 38,847,462 common shares offered by the selling shareholder named therein,

4.Registration Statement (Form S-8 No. 333-258494) pertaining to the Arbutus Biopharma Corporation 2016 Omnibus Share and Incentive Plan,

5.Registration Statement (Form S-8 No. 333-239407) pertaining to the Arbutus Biopharma Corporation 2016 Omnibus Share and Incentive Plan and the Arbutus Biopharma Corporation 2020 Employee Stock Purchase Plan,

6.Registration Statement (Form S-8 No. 333-233192) pertaining to the Inducement Stock Option Award of Arbutus Biopharma Corporation,

7.Registration Statement (Form S-8 No. 333-228919) pertaining to the Arbutus Biopharma Corporation 2011 Omnibus Share Compensation Plan,

8.Registration Statement (Form S-8 No. 333-212115) pertaining to the Arbutus Biopharma Corporation 2016 Omnibus Share and Incentive Plan,

9.Registration Statement (Form S-8 No. 333-202762) pertaining to the OnCore Biopharma, Inc. 2014 Equity Incentive Plan, and

10.Registration Statement (Form S-8 No. 333-186185) pertaining to the Tekmira 2011 Omnibus Share Compensation Plan, the Tekmira Share Option Plan and the Protiva 2000 Incentive Stock Option Plan,

of our report dated March 5, 2024, with respect to the consolidated financial statements of Arbutus Biopharma Corporation included in this Annual Report (Form 10-K) of Arbutus Biopharma Corporation for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 5, 2024